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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Carrier1 International S.A. on Form S-3 of our report dated February 11, 2000 (March 1, 2000 as to the initial public offering described in Note 14), appearing in the Annual Report on Form 10-K of Carrier1 International S.A. for the year ended December 31, 1999 and to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE EXPERTA AG





/s/ Aniko Smith                             /s/ Martin Last
-----------------------------               ------------------------------
Aniko Smith                                 Martin Last
Zurich, Switzerland
October 20, 2000